                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              COLUMBIA ENERGY GROUP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 17, 2000
--------------------------------------------------------------------------------

                          [Columbia Energy Group(SM) Logo]

You are cordially invited to attend the Annual Meeting of Stockholders of Columbia Energy Group, a Delaware corporation, which will be held at the Wyndham Garden Hotel, Lexington, Kentucky, on Wednesday, May 17, 2000, at 9:00 a.m.
(EDT), to consider and act upon the following proposals:

     1. The election of five Directors to serve for a term of three years.

     2. Approval of the selection of Arthur Andersen LLP as independent public accountants.

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on March 20, 2000, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

PLEASE VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY EVEN IF YOU PRESENTLY INTEND TO ATTEND THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY NEVERTHELESS VOTE PERSONALLY ON ALL MATTERS WITH RESPECT TO WHICH SUCH STOCKHOLDER IS ENTITLED TO VOTE. More information concerning voting is contained in the section of the Proxy Statement entitled "Voting Securities Outstanding."

Please note that a special stockholders meeting to approve the merger agreement between Columbia Energy Group and NiSource Inc. will be held at a later date, which has not yet been determined. You will receive separate notice of that meeting.

By order of the Board of Directors.

                        /s/ Carolyn McKinney Afshar
                       ----------------------------
                            Carolyn McKinney Afshar

                            Secretary

Herndon, Virginia
April 6, 2000

Office of the Secretary
Columbia Energy Group
13880 Dulles Corner Lane
Herndon, Virginia 20171-4600

                                PROXY STATEMENT
--------------------------------------------------------------------------------

This statement is furnished in connection with the solicitation of proxies made on behalf of the Board of Directors of Columbia Energy Group (the "Corporation"), a Delaware corporation, to be used at the Annual Meeting of Stockholders to be held on May 17, 2000. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is April 6, 2000.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or telegraph; such solicitation on behalf of the Board of Directors may be made by Directors, officers and regular employees of the Corporation and its subsidiaries and by representatives of Morrow & Company, a proxy solicitation firm. The Corporation has agreed to pay Morrow & Company a fee of $8,500, plus reasonable expenses, for its services in this regard. No additional consideration will be paid to Directors, officers and regular employees for solicitation activities.

A stockholder signing and giving a proxy has the power to revoke it at any time before the exercise thereof.

                                 ANNUAL REPORT

An Annual Report for the year ended December 31, 1999, containing financial and other information about the Corporation and its subsidiaries, has been mailed to all stockholders of record.

                         VOTING SECURITIES OUTSTANDING

At the close of business on March 20, 2000, the record date for the Annual Meeting, the Corporation had approximately 81,308,761 outstanding shares of common stock, each of which is entitled to one vote.

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock of the Corporation as of the record date shall constitute a quorum. Votes cast at the Annual Meeting will be tabulated by inspectors of election appointed by the Corporation. Shares of stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, where the record holder does not vote on a particular matter because it does not have power to vote shares represented by the proxy (a "broker non-vote"), the shares will be treated as present at the Annual Meeting for purposes of determining a quorum.

You have the opportunity to vote by proxy card by following the instructions on your proxy card. Voting by proxy card will not affect your right to vote in person should you decide to attend the Annual Meeting.

Other than with respect to the election of Directors discussed below, all other matters that come before the Annual Meeting require an approval of a majority of the shares of stock present and entitled to vote thereon. Therefore, abstentions as to particular proposals will have the same effect as a vote against such proposals.

For the election of Directors, each nominee must receive the affirmative vote of a plurality of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote. Abstentions will not affect the election of candidates receiving a plurality of the votes.

Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners, but are not permitted to vote on certain other matters (including a contested election of directors) in the absence of such instructions. The withholding of a vote on a matter by a broker who has not received such instructions and is not otherwise permitted to vote on such matter is known as a "broker non-vote." A "broker non-vote" with respect to any matter to be considered at the Annual Meeting of Stockholders will have no effect on the outcome of the vote on such matter.

Unless revoked prior to exercise, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting. Where the stockholder's choice has been specified on the proxy card, the proxy will be voted accordingly. If a choice is not indicated, the proxy card will be voted in the manner recommended by the Board, including FOR the election of the Corporation's nominees for directors named in this Proxy Statement. If a proxy is executed and returned, it may nevertheless be revoked at any time prior to the voting thereof (i) by sending to the Corporation c/o Harris Trust and Savings Bank, P.O. Box 7051, Rockford, IL 61125-9945 a written notice of revocation thereof or a duly executed proxy bearing a later date, or
(ii) as to any matter presented at the meeting, by the stockholder's voting in person upon such matter.

                            1. ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Directors of only one class generally are elected at each annual meeting. The regular term of only one class of Directors will expire annually, and any particular Director generally stands for election only once in each three-year period. In the event a vacancy occurs on the Board of Directors, the remaining Directors are authorized to fill the vacancy for the unexpired term.

To be elected, a nominee must receive the affirmative vote of a plurality of the votes cast by the shares present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions as to the election of Directors will not affect the election of the candidates receiving a plurality of the votes.

Five Directors are to be elected at the 2000 Annual Meeting.

CUMULATIVE VOTING FOR DIRECTORS entitles each stockholder to votes equal to the number of shares of stock the stockholder owns multiplied by the number of Directors to be elected--in this case five. All votes can be cast for one nominee or divided among more than one. A vote marked "withheld" from a nominee(s) on the proxy will not be treated as an indication of an intention to vote cumulatively. To vote cumulatively, the stockholder should line through the names of the nominees from whom votes are withheld and write "cumulate" or "vote all shares for other nominees" on the proxy card. Unless otherwise indicated by a stockholder, the granting of a proxy to the Corporation's Proxies will give the Corporation's Proxies discretionary authority to cumulate all votes to which the stockholder is entitled and to allocate them in favor of any or all of the Corporation's nominees for Director as the Corporation may determine. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a stockholder's having withheld authority to vote for one of the Corporation's nominees because the Corporation's Proxies will be able to allocate votes of stockholders who have not withheld authority to vote in any manner they determine among such nominees. If a stockholder desires specifically to allocate votes among the Corporation's nominees, the stockholder should so specify on the enclosed proxy card. Subject to any allocation among nominees pursuant to their discretion to cumulate as discussed above, it is the intention of the Proxies named in the enclosed form of proxy to vote all duly-executed proxies at this meeting, unless authority is withheld, for the election of the following five nominees: Wilson K. Cadman, Karen L. Hendricks, James P. Heffernan, J. Bennett Johnston and Peter M. Schwolsky. If, at the time of the meeting, any of the nominees named is not available to serve as a Director, the proxies may be voted for a substitute nominee designated by the Board.

                INFORMATION REGARDING THE DIRECTORS AND NOMINEES

Names of Directors and Nominees, Principal Occupation and Other Information:
--------------------------------------------------------------------------------

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE FOLLOWING NOMINEES.

Nominees for Director for a new term to expire in 2003 are:
--------------------------------------------------------------------------------

[Photo]            WILSON K. CADMAN
                   Director since 1993
                   ------------------------------
                   Age 72. Private investor since
                   1992. Former Chairman,
                   President and Chief Executive
                   Officer, Kansas Gas & Electric
                   Company. Retired Vice Chairman
                   of Western Resources, Inc.
                   Director, El Paso Electric
                   Co., Inc. and Clark/Bardes
                   Companies.

[Photo]            JAMES P. HEFFERNAN
                   Director since 1993
                   ------------------------------
                   Age 54. Investor and
                   investment banker since 1996.
                   Managing Director of Whitman
                   Heffernan Rhein & Co., Inc.,
                   investment advisory and
                   merchant banking firm, 1987 to
                   1996; Chief Financial Officer
                   and Director of Danielson
                   Holding Corporation, 1990 to
                   1996, and Director of its
                   subsidiary, Danielson Trust
                   Company, 1993 to 1996;
                   Chairman, Herman's Holdings,
                   Inc., 1993 to 1996; and
                   Chairman, 1995 to 1996, of its
                   subsidiary, Herman's Sporting
                   Goods, Inc. Director, Herman's
                   Holdings, Inc. and Herman's
                   Sporting Goods, Inc.; Trustee,
                   New York Racing Association.

[Photo]            KAREN L. HENDRICKS
                   Director since 1997
                   ------------------------------
                   Age 52. Chairman, Chief
                   Executive Officer and
                   President of The Baldwin Piano
                   & Organ Company since January
                   1997; President and Chief
                   Executive Officer, November
                   1994 to January 1997.
                   Executive Vice President and
                   General Manager, The Dial
                   Corporation, May 1992 to
                   September 1994. Previously
                   Manager, Worldwide Strategic
                   Planning, Haircare, The
                   Procter and Gamble Company,
                   Inc. Director, ACNielsen
                   Corporation and The Baldwin
                   Piano & Organ Company.

[Photo]            J. BENNETT JOHNSTON
                   Director since 1997
                   ------------------------------
                   Age 67. Chairman and Chief
                   Executive Officer, Johnston
                   and Associates, a government
                   and business consulting firm
                   in Washington, D.C. Served in
                   the United States Senate for
                   24 years until he retired in
                   January 1997. Former Chairman,
                   U.S. Senate Committee on
                   Energy and Natural Resources;
                   former member, U.S. Senate
                   committees on the budget,
                   appropriations, defense, aging
                   and intelligence. Director,
                   Chevron Corp. and Freeport
                   McMoRan Copper & Gold, Inc.
                   President, United States
                   Pacific Economic Cooperation
                   Council (PECC). Chairman,
                   Johnston Development Co.

[Photo]            PETER M. SCHWOLSKY
                   Nominee for Director
                   ------------------------------
                   Age 53. Senior Vice President
                   and Chief Legal Officer,
                   Columbia Energy Group since
                   1995. Executive Vice
                   President, Law and Corporate
                   Development, New Jersey
                   Resources Corporation, 1991 to
                   1995. Previously partner,
                   Steptoe & Johnson.

Current Directors who are not standing for re-election because their terms do not expire until 2001 are:
--------------------------------------------------------------------------------


[Photo]            RICHARD F. ALBOSTA
                   Director since 1995
                   ------------------------------
                   Age 63. Independent consultant
                   since October 1994. Chairman,
                   President and Chief Executive
                   Officer of Enserch
                   Environmental Corporation, an
                   environmental services and
                   remediation firm, January 1994
                   to October 1994. President and
                   Chief Executive Officer, 1986
                   to 1994 and Chairman, 1990 to
                   1994 of Ebasco Services, Inc.,
                   an international consulting,
                   engineering, construction and
                   environmental services firm.
                   Director, ConneXt, Inc.

[Photo]            MALCOLM JOZOFF
                   Director since 1995
                   ------------------------------
                   Age 60. Chairman, President &
                   Chief Executive Officer of The
                   Dial Corporation, a consumer
                   goods company, since May 1996.
                   Chairman and Chief Executive
                   Officer of Lenox, Inc., a
                   manufacturer of consumer
                   durables, 1993 to 1995.
                   Previously President, Health
                   Care Products and Corporate
                   Group Vice President, The
                   Procter and Gamble Company,
                   Inc. Director, The Dial
                   Corporation.

[Photo]            GERALD E. MAYO
                   Director since 1994
                   ------------------------------
                   Age 67. Private investor since
                   1995. Former Chairman of the
                   Board, Midland Life Insurance
                   Company (formerly Midland
                   Mutual Life Insurance Company)
                   (Chairman and President, 1980
                   to 1995); former Chairman,
                   Midland Financial Services
                   (Chairman and President, 1994
                   to 1995). Director, McKesson
                   HBOC and Dominion Homes Corp.
                   of Columbus, OH.

[Photo]            DOUGLAS E. OLESEN
                   Director since 1995
                   ------------------------------
                   Age 61. President and Chief
                   Executive Officer of Battelle
                   Memorial Institute, an
                   international research and
                   technology development
                   organization, since 1987.
                   Director, The BFGoodrich
                   Company; Battelle Institute
                   Limited; Scientific Advances,
                   Inc.; and Capital Club.

Current Directors who are not standing for re-election because their terms do not expire until 2002 are:
--------------------------------------------------------------------------------


[Photo]            OLIVER G. RICHARD III
                   Director since 1995
                   ------------------------------
                   Age 47. Chairman, President
                   and Chief Executive Officer of
                   Columbia Energy Group since
                   April 28, 1995. Chairman, New
                   Jersey Resources Corporation,
                   1992 to 1995; President and
                   Chief Executive Officer, 1991
                   to 1995. President and Chief
                   Executive Officer of Northern
                   Natural Gas Company, 1989 to
                   1991. Executive Vice President
                   and Senior Vice President,
                   Enron Gas Pipeline Group, 1987
                   to 1988. Vice President and
                   General Counsel of Tenngasco,
                   a subsidiary of Tenneco
                   Corporation, 1985 to 1987.
                   Federal Energy Regulatory
                   Commission member, 1982 to
                   1985. Director and Former
                   Chairman, Interstate Natural
                   Gas Association of America;
                   Director, American Gas
                   Association; member, National
                   Petroleum Council, Virginia
                   Business Council; and Battelle
                   Energy Industry Advisory
                   Committee; Former Senior
                   Advisor to the President's
                   Commission on Year 2000
                   Conversion.*

[Photo]            ROBERT H. BEEBY
                   Director since 1993
                   ------------------------------
                   Age 68. Former Chairman of the
                   Board of Service America
                   Corporation, a vending and
                   food service company, 1992 to
                   1996. President and Chief
                   Executive Officer of
                   Frito-Lay, Inc., 1989 to 1991
                   and Pepsi-Cola International,
                   1984 to 1988. Director of
                   Church & Dwight Co., Inc.;
                   ACNielsen Corporation; and
                   Modern Media.Poppe Tyson.

[Photo]            MALCOLM T. HOPKINS
                   Director since 1982
                   ------------------------------
                   Age 72. Private investor since
                   1984. Retired Vice Chairman,
                   Chief Financial Officer and
                   Director of the former St.
                   Regis Corporation. Director of
                   Metropolitan Series Fund,
                   Inc.; AFR Holdco, Inc.; and
                   U.S. Home Corporation;
                   Trustee, State Street Research
                   & Management Company.

[Photo]            WILLIAM E. LAVERY
                   Director since 1985
                   ------------------------------
                   Age 69. President Emeritus,
                   Virginia Polytechnic Institute
                   and State University;
                   President, 1975 to 1988.
                   Director of First Union Bank
                   of Virginia/D.C./Maryland and
                   Shenandoah Life Insurance
                   Company.

-------------------------
* In 1997, in connection with an administrative proceeding by the SEC, Mr. Richard consented, without admitting or denying the issues identified in the order, to the entry of a cease-and-desist order by which he agreed to settle issues related to reports filed with the SEC concerning certain gas sale and purchase contracts executed in 1992 when he was chairman and chief executive officer of New Jersey Resources Corporation.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of common stock by stockholders, if any, who own greater than 5 percent of the outstanding shares as of January 31, 2000, by Directors, by each of the executive officers whose compensation is disclosed in the Summary Compensation Table, and by all Directors and such executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                        (2)                                        (3)
            (1)                       Name and                              Amount and Nature
       Title of Class                 Address                           of Beneficial Ownership**
      ------------------------------------------------------------------------------------------------------
                                                               Shared       Sole       Shared        Sole
                                                               Voting      Voting    Investment   Investment
                                                                Power       Power      Power        Power
      ------------------------------------------------------------------------------------------------------
           5% HOLDERS

           Common         J. P. Morgan & Co. Incorporated***      88,425   6,749,355    111,025    8,959,774
                                 60 Wall Street
                                 New York, NY 10260
      ------------------------------------------------------------------------------------------------------
           DIRECTORS/
           OFFICERS

           Common                  R. F. Albosta
      ------------------------------------------------------------------------------------------------------
           Common                   R. H. Beeby
      ------------------------------------------------------------------------------------------------------
           Common                   W. K. Cadman
      ------------------------------------------------------------------------------------------------------
           Common                 J. P. Heffernan
      ------------------------------------------------------------------------------------------------------
           Common                 K. L. Hendricks
      ------------------------------------------------------------------------------------------------------
           Common                  M. T. Hopkins
      ------------------------------------------------------------------------------------------------------
           Common                  J. B. Johnston
      ------------------------------------------------------------------------------------------------------
           Common                    M. Jozoff
      ------------------------------------------------------------------------------------------------------
           Common                   W. E. Lavery
      ------------------------------------------------------------------------------------------------------
           Common                    G. E. Mayo
      ------------------------------------------------------------------------------------------------------
           Common                   D. E. Olesen
      ------------------------------------------------------------------------------------------------------
           Common                O. G. Richard III
      ------------------------------------------------------------------------------------------------------
           Common                   C. G. Abbott
      ------------------------------------------------------------------------------------------------------
           Common                  P. A. Hammick
      ------------------------------------------------------------------------------------------------------
           Common                 M. W. O'Donnell
      ------------------------------------------------------------------------------------------------------
           Common                 P. M. Schwolsky
      ------------------------------------------------------------------------------------------------------
           Common        All Executive Officers & Directors
                              (16 Persons) as a Group

                                      (3)                     (4)
            (1)                Amount and Nature            Percent
       Title of Class      of Beneficial Ownership**        of Class
      ----------------  -------------------------------    ---------

                                       Total
                                       Owned
      ----------------            ---------------          -------------
           Common                  9,071,599                   11.2
      ------------------------------------------------------------------
           Common                     20,000                    *
      ------------------------------------------------------------------
           Common                     20,000(1)                 *
      ------------------------------------------------------------------
           Common                     20,000                    *
      ------------------------------------------------------------------
           Common                     26,000                    *
      ------------------------------------------------------------------
           Common                     11,000                    *
      ------------------------------------------------------------------
           Common                 26,805.622                    *
      ------------------------------------------------------------------
           Common                 10,534.422                    *
      ------------------------------------------------------------------
           Common                     21,000                    *
      ------------------------------------------------------------------
           Common                    20,150                     *
      ------------------------------------------------------------------
           Common                    22,000                     *
      ------------------------------------------------------------------
           Common                 20,054.96                     *
      ------------------------------------------------------------------
           Common               378,795.059(2)                  *
      ------------------------------------------------------------------
           Common                65,104.127(3)                  *
      ------------------------------------------------------------------
           Common                11,122.682(7)                  *
      ------------------------------------------------------------------
           Common                82,096.576(4)                  *
      ------------------------------------------------------------------
           Common                72,422.185(5)                  *
      ------------------------------------------------------------------
           Common               827,085.633(6)                  *

  * Aggregate stock ownership (including exercisable options) as a percentage of class is less than 1 percent.

 ** Includes an allocation of shares held by the Trustee of the Employees'
    Thrift Plan of Columbia Energy Group for the executive officers as of December 31, 1999. Also includes currently exercisable options and those exercisable within 60 days. All holdings of the Directors, except Messrs. Johnston and Richard and Ms. Hendricks, include beneficial ownership of 18,500 shares which may be acquired pursuant to stock options awarded under Long-Term Incentive Plan (LTIP). The holdings of Mr. Johnston and Ms. Hendricks include beneficial ownership of 9,500 shares, which may be acquired pursuant to stock options awarded under the LTIP.

*** Information for this beneficial owner was obtained solely from owner's
    Schedule 13-G dated December 31, 1999 and filed with the U.S. Securities and Exchange Commission.

(1) Includes beneficial ownership of 1,500 shares with shared investment power.

(2) Includes beneficial ownership of 320,000 shares which may be acquired pursuant to stock options awarded under LTIP.

(3) Includes beneficial ownership of 1,000 shares with shared voting and investment power. Includes beneficial ownership of 60,834 shares which may be acquired pursuant to stock options awarded under LTIP.

(4) Includes beneficial ownership of 73,134 shares which may be acquired pursuant to stock options awarded under LTIP.

(5) Includes beneficial ownership of 68,334 shares which may be acquired pursuant to stock options awarded under LTIP.

(6) Includes beneficial ownership of 718,802 shares which may be acquired pursuant to stock options awarded under LTIP.

(7) Includes beneficial ownership of 11,000 shares which may be acquired pursuant to stock options awarded under LTIP.

                        STANDING COMMITTEES OF THE BOARD

AUDIT COMMITTEE - The Audit Committee recommends to the Board of Directors the independent public accountants who are to examine the financial statements for the ensuing year; meets periodically with the independent public accountants to review the scope of their audits, the internal accounting controls, the operation of the Internal Audit Department and significant financial reporting matters; reviews management's plans for engaging the Corporation's independent public accountants for management advisory services; meets periodically with the Vice President and General Auditor of the Columbia Energy Group Service Corporation to review the Internal Audit Department charter, the annual program of audits and the Corporation's internal controls; and reviews issues with the independent public accountants, management and/or the Vice President and General Auditor which could have material impacts on the Corporation's financial position.

COMPENSATION COMMITTEE - The Compensation Committee periodically reviews and approves a general compensation policy and salary structure for management and professional personnel; approves all changes in base salaries of officers of the Corporation and its subsidiaries who are in a position to exercise discretionary judgment which can substantively influence the affairs of the Corporation; oversees and administers incentive compensation programs in a manner consistent with the terms of such plans as approved by the Board of Directors; reviews and makes recommendations on changes in major benefit programs of the Corporation's subsidiaries; consults with and advises senior management on major policies affecting human resources; and monitors plans for management development and succession planning for the Corporation and its subsidiaries.

EXECUTIVE COMMITTEE - The Executive Committee has the authority to act in the intervals between the meetings of the Board of Directors upon most matters requiring Board approval.

FINANCE COMMITTEE - The Finance Committee reviews and monitors the annual capital expenditure program, reviews financial plans and dividend policy, and reviews the management of investments of the Corporation's benefit plans.

CORPORATE GOVERNANCE COMMITTEE - The Corporate Governance Committee provides counsel to the Board in regard to Board organization, membership and function. The Committee is responsible to the Board for the review and recommendation of Director candidates; the recommendation of a class of Directors for election at the Annual Meeting of Stockholders; recommendations regarding Director retirement age, tenure and removal for cause; review of all Board committee charters and recommendations regarding their number, structure, membership and function; and evaluation of the Chief Executive Officer. Stockholders wishing to submit names of Director candidates for consideration by the Committee should contact Carolyn McKinney Afshar, Secretary.

         BOARD AND BOARD COMMITTEES MEMBERSHIP AND MEETINGS HELD - 1999

                                                                                      CORPORATE
                                 BOARD   AUDIT   COMPENSATION   EXECUTIVE   FINANCE   GOVERNANCE
  MEETINGS HELD                   15       3           6            0          3           3
------------------------------------------------------------------------------------------------
  R. F. Albosta                    X      X*                                   X
------------------------------------------------------------------------------------------------
  R. H. Beeby                      X                  X*                       X
------------------------------------------------------------------------------------------------
  W. K. Cadman                     X       X           X
------------------------------------------------------------------------------------------------
  J. P. Heffernan                  X                   X                      X*
------------------------------------------------------------------------------------------------
  K. L. Hendricks                  X       X                                               X
------------------------------------------------------------------------------------------------
  M. T. Hopkins                    X                   X            X                      X
------------------------------------------------------------------------------------------------
  J. B. Johnston                   X                                           X           X
------------------------------------------------------------------------------------------------
  M. Jozoff                        X                   X                                   X
------------------------------------------------------------------------------------------------
  W. E. Lavery                     X       X                        X                     X*
------------------------------------------------------------------------------------------------
  G. E. Mayo                       X                   X                                   X
------------------------------------------------------------------------------------------------
  D. E. Olesen                     X       X                                   X
------------------------------------------------------------------------------------------------
  O. G. Richard III               X*                               X*
------------------------------------------------------------------------------------------------

  * Denotes Chairperson

Each incumbent Director attended at least 75 percent of the total number of meetings of the Board and Board committees on which he or she served during the period of his/her service.

                       STANDARD DIRECTORS' COMPENSATION*

         1999 DIRECTORS' COMPENSATION FOR BOARD AND COMMITTEE MEETINGS:

                                 Retainer   Meeting Fee   Chairman's and Lead Director Retainers
----------------------------------------------------------------------------------------------------
                                     ($)         ($)                        ($)
----------------------------------------------------------------------------------------------------
  Board                           27,250       1,250                      5,000**
----------------------------------------------------------------------------------------------------
  Audit                               --       1,000                      3,000
----------------------------------------------------------------------------------------------------
  Compensation                        --       1,000                      3,000
----------------------------------------------------------------------------------------------------
  Executive                        6,000         800                         --
----------------------------------------------------------------------------------------------------
  Finance                             --       1,000                      3,000
----------------------------------------------------------------------------------------------------
  Corporate Governance                --       1,000                      3,000
----------------------------------------------------------------------------------------------------

  * The nonemployee Directors are also eligible to receive non-qualified stock options pursuant to the Corporation's Long-Term Incentive Plan. If the Corporation's Total Shareholder Return performance, compared with its peers, is at the third quartile (above median), then nonemployee Directors receive options for 3,000 shares of common stock; at the fourth (top) quartile, options for 6,000 shares. If Total Shareholder Return performance is at or below the median, then the nonemployee Directors receive no options. The options vest one-third upon grant, one-third one year after grant, and one-third two years after grant, and they have a ten-year term. For 1999 performance, the Directors received options for 3,000 shares, granted and priced as of February 22, 2000, at a purchase price of $58.9375 per share of common stock. See the section entitled "1999 Executive Compensation Plan" for a discussion of the terms of the option grants.

 ** Lead Director's retainer.

No officer received any compensation for services as a Director while also serving as an officer of the Corporation.

The Corporation offers medical coverage to current nonemployee Directors and pays the premium associated with their participation. The Corporation also reimburses them for the cost of Medicare Part B, if applicable. In addition, nonemployee Directors may elect to defer compensation for distribution at a later date. Deferred amounts will accrue interest at the prime rate under the Deferred Compensation Plan for Outside Directors or may be deferred into the Phantom Stock Plan for Outside Directors. Deferrals may be paid in a lump sum or in installments but will be automatically paid in a lump sum under the Deferred Compensation Plan for Outside Directors following certain specified changes in control of the Corporation.

Following its approval by the stockholders at the 1996 Annual Meeting, the Phantom Stock Plan for Outside Directors was established. All of the Directors except two (one of whom has since retired) elected to participate in the plan in lieu of participating in the Retirement Plan for Outside Directors. Participating directors received phantom shares of equivalent actuarial value under the Phantom Stock Plan for Outside Directors. The Retirement Plan for Outside Directors is not available for nonemployee Directors assuming office after April 1996; rather, they participate in the Phantom Stock Plan for Outside Directors, under which they receive 3,000 phantom shares upon being elected to the Board. Payment of cash benefits will commence upon termination of Board service.

For the Director(s) remaining in the Retirement Plan, each nonemployee Director with a minimum of five years' service on the Board who retires after attaining age 65 or becoming disabled could receive annual retirement payments equal to the amount of the annual retainer for Board service at the time of retirement. Payments under the Retirement Plan will cease at the death of the Director unless the Director elected an actuarial equivalent option or, if death occurs before retirement but after eligibility is established, at the death of the surviving spouse. In the event of certain specified changes in control of the Corporation, a Director (regardless of years of service on the Board) could elect a lump sum payment equal to the present value of the retainer at the time of the election times the number of years of Board service, with a minimum of ten years.

                        1999 EXECUTIVE COMPENSATION PLAN

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Executive Compensation Report to Stockholders
--------------------------------------------------------------------------------

GENERAL - Through the Compensation Committee (the "Committee") of the Corporation's Board of Directors, the Board of Directors has developed an aggressive "PAY FOR PERFORMANCE" executive compensation philosophy and programs to implement that philosophy. Effective since 1996, these programs combine to form the basis of the total compensation plan for senior management of the Corporation and its subsidiaries (the "Group"), which is designed to focus management's attention on the Corporation's strategic business initiatives and financial performance objectives. The Committee believes that the design and execution of the executive compensation program implemented in 1996 continue to be critical to the Corporation's future success by FOCUSING MANAGEMENT'S ATTENTION on the competitive business environment through compensation awards largely based on COLUMBIA VALUE ADDED ("CVA") FINANCIAL PERFORMANCE MEASURES and SHAREHOLDER RETURN. CVA performance measures determine the value of a particular investment by the extent the return on that investment exceeds the cost of the investment, including the cost of capital.

COMPENSATION PHILOSOPHY - The Board of Directors believes that total compensation is not only payment for services rendered to the Group, but also a means to provide a strong motivational vehicle for the achievement of key financial and strategic goals. The Group provides executives with the opportunity to increase their total compensation above base salary through annual and longer-term incentive compensation programs. Goals and objectives within the executive compensation program are established such that their achievement will result in added value to the Group over appropriate periods of time. This is how compensation is linked to corporate performance. To implement the pay for performance philosophy that the Group instituted in 1996, its executive compensation program is designed to:

     -- PLACE AT RISK significant amounts of the executives' total compensation.

     -- Base greater amounts of the executives' total compensation upon CREATING
        LONG-TERM VALUE FOR THE STOCKHOLDERS.

     -- TIE COMPENSATION MORE CLOSELY TO THE FORTUNES OF THE STOCKHOLDERS through the use of a combination of cash and STOCK-BASED INCENTIVE COMPENSATION PLANS.

     -- Emphasize the achievement of both short- and longer-term internal VALUE
        ADDED PERFORMANCE MEASURES as well as STOCKHOLDER RETURN EXPECTATIONS in relationship to peer companies.

     -- Provide total compensation rewards to executives in relation to the overall financial performance of the Corporation.

As a general matter, the executive compensation program is designed to provide base salary compensation levels that target the median of the marketplace in similar-sized energy and industrial companies; maintain equitable relationships among the compensation levels established for jobs within the Group; provide for the recognition of performance delivered year-to-year and over the long term; and ensure that appropriate controls are in place for compensation to be fully earned. Because of the Group's size and integrated nature, a number of well-known energy and general industry executive compensation surveys are utilized to determine competitive remuneration for executives. Most of the companies in the S&P Natural Gas Utility Index, which comprises the peer group as shown elsewhere in this Annual Proxy Statement, are included in one or more of these surveys. However, no single authoritative executive compensation survey currently covers all of the companies in the S&P Natural Gas Utility Index. The Committee uses independent compensation consulting firms to assist it in determining the competitiveness of the Group's compensation plans and programs. In 1999 two such firms, Hewitt Associates, LLC and Towers Perrin, were principally used.

IMPLEMENTATION OF PHILOSOPHY - The Group's executive compensation program is administered by the Committee. The Committee is composed of six independent, nonemployee Directors. As of December 31, 1999, the Group's executive total compensation program consisted of the following:

     1. Base Salary Program

     2. Annual Incentive Compensation Plan

     3. Long-Term Incentive Plan

     4. Other Arrangements

           1. Base Salary Program - A base salary is established for each executive position based on a comparison of compensation levels of similar positions in the external market. Competitive base salary levels are needed to attract and retain competent executives. Based on the energy and general industry compensation surveys referred to above, the base salary levels for the approximately 190 individuals comprising the executive/key employee group presently approximate the median for similar groups with corporations of similar size and complexity. At the minimum opportunity levels for earning Annual Incentive Compensation Plan and Long-Term Incentive Plan awards, the executive compensation program is designed to deliver 40 to 54 percent of total compensation in the form of base pay, dependent upon the executive's level in the executive compensation program. At the maximum opportunity levels, base pay represents 28 to 43 percent of an executive's compensation. In keeping with the philosophy of placing more compensation at risk and of targeting base salary at market levels, increases to base salary generally are made only in cases of promotions or marketplace equity adjustments, if individual performance warrants.

           2. Annual Incentive Compensation Plan - This plan, which was amended and re-implemented effective January 1, 1996, provides the opportunity for payment of cash awards to key employees generally for attainment of specific goals which contribute directly to the present and future financial health of the Group. Awards for 1999 performance, granted in 2000 after financial results for 1999 were final, are reflected in the Summary Compensation Table and in the Executive Compensation Report subsection entitled "1999 Chief Executive Officer's Pay." The award opportunities for 1999 ranged from zero to 75 percent of an individual's annual base salary at target level performance, which generally depends upon the achievement of CVA financial goals and the individual's level of responsibility within the organization, along with an assessment of the individual's ability to contribute directly to the financial performance of the Group. Additional amounts can be awarded should financial performance exceed the target level and, in certain circumstances, should the individual exceed his or her personal performance goals. In limited circumstances, awards may be granted based on non-CVA goals, such as attainment of project milestones or personal performance goals.

              On February 22, 2000, in accordance with the Corporation's "pay for performance" philosophy, the Committee awarded cash awards to executives whose operating units met or exceeded the CVA goals, financial performance compared to peer companies, and/or specific 1999 individual employee performance objectives. Awards were granted at various levels. The average award represented 31 percent of the average base salary of all executives receiving Annual Incentive Compensation Plan awards, excluding Mr. Richard, the Chairman, President and CEO of the Corporation.

           3. Long-Term Incentive Plan - The executive compensation program also includes a component to bring special attention to the important area of stockholder return. The Long-Term Incentive Plan provides long-term incentives to officers and other key employees of Group companies through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, contingent stock awards, restricted stock awards, and/or any award in other forms that the Committee may deem appropriate, consistent with the plan's purpose. For most option awards, the Corporation's Total Shareholder Return performance (stock price appreciation plus dividend accruals) has been compared to the peer group of companies included in the S&P Natural Gas Utility Index as included elsewhere in this Annual Proxy Statement. For most option awards for 1999, the Committee provided awards as a result of the Corporation's Total Shareholder Return exceeding the third quartile Total Shareholder Return of the companies which comprise this peer group (excluding the Corporation). Dependent upon each employee's position, individual performance, and the Corporation's Total Shareholder Return, options for 3,000 to 40,000 shares may be awarded for performance at the third quartile (target, or above median), while options for 6,000 to 60,000 shares may be awarded for performance at the fourth quartile (stretch, or top quartile). Additional amounts can be awarded should an individual exceed his or her personal performance goals or if circumstances otherwise warrant. Option awards to key employees may be made for reasons other than Total Shareholder Return, subject to the discretion of the Committee. The purchase price per share of stock deliverable upon the exercise of a non-qualified stock option is 100 percent of the fair market value of the stock on the date of grant. The price of options issued under the plan is credited with dividend equivalents. Such credits may be made directly through a reduction in the purchase price of stock subject to options. Alternatively, at the discretion of the Committee, dividend equivalent credits may be provided indirectly, for example through the establishment of an unsecured, unfunded bookkeeping "account" that would track dividends declared on the stock subject to options and that would be paid in cash to an optionee upon the exercise of an option or, in certain circumstances, upon expiration of the option. The amount of dividend equivalent credits may not exceed the option purchase price less par value. The Long-Term Incentive Plan was approved by the stockholders of the Corporation on April 26, 1996, and the plan became effective as of February 21, 1996. The plan was amended and restated on November 18, 1998, further amended on February 17, 1999, and approved by the Corporation's stockholders on May 19, 1999. Awards made in 2000 for 1999 performance are reflected in the Options Table elsewhere in this Proxy Statement as well as the subsection of this report entitled "1999 Chief Executive Officer's Pay."

              On February 22, 2000, the Committee awarded options for 765,300 shares (excluding Mr. Richard) of the Corporation's stock in the form of non-qualified stock options for 1999 Total Shareholder Return performance at the target level, with individual performance bearing on the number delivered to employees. Key employees who were granted non-qualified stock options received an average of 4,373 shares.

           4. Other Arrangements - Mr. Richard, Mr. Schwolsky, Senior Vice President and Chief Legal Officer of the Corporation, and Ms. Abbott, Chief Executive Officer and President of Columbia Gas Transmission Corporation and Chief Executive Officer of Columbia Gulf Transmission Company, were granted employment agreements upon hire. In addition, the Corporation has entered into change-in-control agreements with key executives, including Mr. O'Donnell, Senior Vice President and Chief Financial Officer of the Corporation, and Ms. Hammick, Senior Vice President of Columbia Energy Group Service Corporation. For a more detailed description of the agreements, please see "Employment Agreements" elsewhere in this Proxy Statement.

DEDUCTIBILITY OF COMPENSATION - The Committee has reviewed the potential impact on the Group of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions that the Group may claim for annual compensation in excess of one million dollars paid to any of the CEO and the four other most highly compensated executive officers. The Committee has determined that under current compensation arrangements, the impact of Section 162(m) on the Group would be limited and, therefore, has decided not to take any action at this time to meet the requirements for a deduction.

EVALUATION PROCESS - Each year, the Board of Directors of the Corporation reviews and approves strategic business and financial plans for the Corporation and each of its subsidiaries. In addition to various business strategies, these plans include specific financial goals such as CVA or other measures to evaluate whether stockholder value has increased. The goals set forth in these strategic plans are the bases for evaluating the performance of the CEO of the Corporation and other senior executives whose compensation falls under the direct purview of the Committee. Attainment of meaningful strategic goals over reasonable time periods increases value to stockholders, and the increased compensation opportunities for executives are directly linked to the attainment of these goals.

1999 CHIEF EXECUTIVE OFFICER'S PAY

BASE SALARY - When Mr. Richard was hired as CEO in 1995, the Corporation entered into an employment agreement with Mr. Richard that provides a base salary of $750,000 per year. The Board approved a marketplace adjustment for Mr. Richard in 1996 that increased his base salary to $787,500. As noted above, in keeping with the philosophy of placing more compensation at risk and of targeting base salary at market levels, increases to base salary for the executive group generally are made only in cases of promotions or marketplace equity adjustments. For those reasons, the Board approved no increases to Mr. Richard's base salary for 1997, 1998 or 1999.

ANNUAL INCENTIVE COMPENSATION PLAN - No Annual Incentive Compensation award was granted to Mr. Richard for 1999.

LONG-TERM INCENTIVE PLAN - On May 20, 1996, Mr. Richard received a grant of 29,785 shares (44,677 post-stock split shares) of restricted stock under his amended employment agreement. To provide an additional incentive to Mr. Richard to continue his employment with the Corporation, the amended employment agreement provides that only 20 percent of such restricted stock vests each year; 60 percent is vested as of January 4, 1999. On February 22, 2000, based on 1999 Total Shareholder Return performance at the target level and individual performance, the Committee awarded Mr. Richard, under the Long-Term Incentive Plan, a grant of non-qualified stock options to purchase 40,000 shares of common stock, with one-third vesting on the first anniversary of grant, one-third on the second anniversary of grant, and one-third on the third anniversary of grant. The effective date of the grant and pricing of the options is discussed in the "Long-Term

Incentive Plan" subsection of the "Implementation of Philosophy" section of this report. The awards are included in the Options Table.

                         BY THE COMPENSATION COMMITTEE:

  Gerald E. Mayo             James P. Heffernan
  Robert H. Beeby, Chairman  Malcolm T. Hopkins
  Wilson K. Cadman           Malcolm Jozoff

                             EMPLOYMENT AGREEMENTS

In order to secure the services of Mr. Richard, Mr. Schwolsky and Ms. Abbott, the Corporation has entered into employment agreements with each of these individuals. Set forth below is a brief description of the material terms of these agreements, as amended.

Mr. Richard's agreement was entered into in 1995 and was amended in 1996 and again in 1999. As amended, Mr. Richard's agreement provides for a three-year term, with automatic annual extensions (unless either party to the agreement gives notice that the agreement shall not be extended), and provides that he will serve as the Chairman, President and Chief Executive Officer of the Corporation. In addition to salary, short- and long-term incentive compensation (as previously discussed in this Proxy Statement in the Executive Compensation Report of the Compensation Committee), and other fringe benefits, Mr. Richard's agreement provides for severance benefits if his employment is terminated under various scenarios. For example, if Mr. Richard's employment is terminated by the Corporation for a reason other than cause, death or disability, if Mr. Richard terminates his employment because the Corporation has removed him from his current position or has reduced his duties or if the Corporation prevents the term of the agreement from automatically extending, Mr. Richard will receive severance benefits. Such severance benefits would include a payment of salary and annual incentive for 24 months, a supplemental retirement benefit, and fringe benefits. If Mr. Richard terminates his employment for various reasons following a change in control (as defined in the agreement), he would be entitled to enhanced severance benefits. Such severance benefits would include a payment equal to three times his annual salary and annual incentive, a prorated bonus for the year of termination, supplemental retirement plan benefits including an amount equal to the contributions that would have been contributed under certain retirement plans to which the Corporation contributes, vesting of stock options and restricted stock, continuation of health, welfare and fringe benefits for three years and other perquisites. In addition, if a "parachute payment" excise tax is triggered under the Internal Revenue Code, the Corporation will provide a gross-up payment to Mr. Richard.

Mr. Schwolsky's employment agreement was entered into in 1995 and was amended in 1999. As amended, Mr. Schwolsky's agreement provides for a three-year term, with automatic annual extensions (unless either party to the agreement gives notice that the agreement shall not be extended), and provides that he will serve as the Senior Vice President and Chief Legal Officer of the Corporation. In addition to stock-based grants made in 1995, the agreement provides an annual base salary of $285,000, subject to such increases as may be approved by the Board. Besides being eligible to participate in all incentive compensation plans and employee benefit programs provided to other senior executives of the Group, the agreement provides severance benefits substantially the same as those provided to Mr. Richard, as described in the preceding paragraph, but based on Mr. Schwolsky's levels of compensation and benefits.

Ms. Abbott's employment agreement was entered into in 1996 and was amended in 1999. As amended, Ms. Abbott's agreement provides for a three-year term, with automatic annual extensions (unless either party to the agreement gives notice that the agreement shall not be extended), and provides that she will serve as the Chief Executive Officer of the Corporation's transmission subsidiaries. In addition to a grant of stock made in 1996, the agreement provides for an annual base salary of $325,000, subject to such increases as may be approved by the Board. The agreement also provides that Ms. Abbott is eligible to participate in all employee benefit programs provided to other transmission company executives and in all incentive compensation programs of the transmission companies appropriate for her status. The agreement further provides severance benefits substantially the same as those provided to Mr. Richard and Mr. Schwolsky, as described above, but based on Ms. Abbott's levels of compensation and benefits.

In addition, in order to retain the services of Mr. O'Donnell and Ms. Hammick, the Corporation has entered into change-in-control agreements with these individuals. Generally, the agreements provide these individuals with benefits similar to those provided to Messrs. Richard and Schwolsky and Ms. Abbott in the event of an employment termination following a change in control, except that benefits under Mr. O'Donnell's and Ms. Hammick's agreements do not become payable by the Corporation upon a voluntary termination (or termination without "good reason") of employment after the occurrence of a change in control.

                          SUMMARY COMPENSATION TABLE*

                                                Annual Compensation            Long-Term Compensation
                                               ---------------------    --------------------------------------  All Other
                                                                                Awards             Payouts      Comp.(1)
--------------------------------------------------------------------------------------------------------------------------
              (a)                   (b)          (c)          (d)          (f)          (g)          (h)          (i)
--------------------------------------------------------------------------------------------------------------------------
                                                                                     Securities
           Name and                 Year        Salary       Bonus      Restricted   Underlying
           Principal                                                      Stock       Options-       LTIP
           Position                                                       Awards        SARs       Payouts
                                                 ($)          ($)          ($)         (#)(4)        ($)          ($)
--------------------------------------------------------------------------------------------------------------------------
  O. G. RICHARD III                 1999       787,500        -0-         -0-(6)     40,000(3)       -0-         23,625
  Chairman, President & CEO         1998       787,500      295,000        -0-       60,000(4)       -0-         23,625
                                    1997       787,500      725,000        -0-       90,000(5)       -0-         23,625
--------------------------------------------------------------------------------------------------------------------------
  M. W. O'DONNELL                   1999       325,000        -0-          -0-       15,000(3)     156,565       19,500
  Senior Vice President             1998       325,000       97,500        -0-       25,000(4)       -0-         19,500
  & Chief Financial Officer         1997       325,000      230,000        -0-       22,500(5)       -0-         19,500
--------------------------------------------------------------------------------------------------------------------------
  P. M. SCHWOLSKY                   1999       325,000        -0-          -0-       15,000(3)       -0-         9,750
  Senior Vice President             1998       325,000       97,500        -0-       25,000(4)       -0-         9,750
  & Chief Legal Officer             1997       325,000      241,000        -0-       22,500(5)       -0-         13,206
--------------------------------------------------------------------------------------------------------------------------
  C. G. ABBOTT                      1999       325,000      170,000        -0-       15,000(3)       -0-         9,750
  CEO of Corporation's Gas          1998       325,000      253,500        -0-       25,000(4)       -0-         9,750
  Transmission Segment              1997       325,000      275,000        -0-       22,500(5)       -0-         11,026
--------------------------------------------------------------------------------------------------------------------------
  P. A. HAMMICK                     1999       211,167        -0-          -0-        7,000(3)       -0-         6,235
  Senior Vice President             1998       190,667       44,400        -0-       12,000(4)       -0-         2,955
  Columbia Energy Group             1997      156,771(2)     55,000        -0-       10,500(5)       -0-          N/A
  Service Corporation

  * Adjusted for June 1998 stock split.

(1) Reflects employer matching contributions, if any, to the Employees' Thrift Plan of Columbia Energy Group, which is qualified under the Internal Revenue Code, and the Thrift Restoration Plan, a non-qualified plan.

(2) Partial year salary.

(3) Options to purchase shares granted to executive group on February 22, 2000, for 1999 performance at a price of $58.9375 per share, which options vest one-third upon the first anniversary of grant, one-third upon the second anniversary, and one-third upon the third anniversary.

(4) Options to purchase shares granted to executive group on February 22, 1999, for 1998 performance at a price of $49.59375 per share, which options vest one-third upon the first anniversary of grant, one-third upon the second anniversary, and one-third upon the third anniversary.

(5) Options to purchase shares granted to executive group on February 17, 1998, for 1997 performance at a price of $50.77083 per share, which options vest one-third upon the first anniversary of grant, one-third upon the second anniversary, and one-third upon the third anniversary.

(6) Pursuant to Mr. Richard's amended employment agreement, on May 20, 1996, Mr. Richard was granted a restricted stock award for 44,677 (29,785 pre-stock split) shares of common stock at a value of $1,459,465, as based on the closing price of $49.00 per share on May 20, 1996. The shares vest annually in five equal installments commencing January 2, 1997. Mr. Richard receives dividends on the restricted stock as dividends are declared on shares of common stock. At December 31, 1999, Mr. Richard held 17,871 shares of restricted stock, at an aggregate value of $1,130,341.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR**

                                    Individual Grants                                         Potential Realizable Value at
------------------------------------------------------------------------------------------         Assumed Annual Rates
                                                                                                     of Stock Price
                                                                                              Appreciation for Option Term
-----------------------------------------------------------------------------------------------------------------------------
            (a)                   (b)              (c)             (d)            (e)             (f)              (g)
-----------------------------------------------------------------------------------------------------------------------------
           Name                Number of        % of Total     Exercise or     Expiration          5%              10%
                               Securities      Options/SARs     Base Price        Date            ($)              ($)
                               Underlying       Granted to        ($/Sh)
                              Options/SARs     Employees in
                              Granted (#)      Fiscal Year
-----------------------------------------------------------------------------------------------------------------------------
  O. G. RICHARD III              40,000            5.2           $58.9375       2/22/10        1,482,619*       3,757,248*
  Chairman,
  President & CEO
-----------------------------------------------------------------------------------------------------------------------------
  M. W. O'DONNELL                15,000            1.9           $58.9375       2/22/10         555,982*        1,408,968*
  Senior Vice President &
  Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------------
  P. M. SCHWOLSKY                15,000            1.9           $58.9375       2/22/10         555,982*        1,408,968*
  Senior Vice President &
  Chief Legal Officer
-----------------------------------------------------------------------------------------------------------------------------
  C. G. ABBOTT                   15,000            1.9           $58.9375       2/22/10         555,982*        1,408,968*
  CEO of Corporation's Gas
  Transmission Segment
-----------------------------------------------------------------------------------------------------------------------------
  P. A. HAMMICK                  7,000             0.9           $58.9375       2/22/10         259,458*         657,518*
  Senior Vice President,
  Columbia Energy Group
  Service Corporation
-----------------------------------------------------------------------------------------------------------------------------

 * Because dividend equivalents are associated with this award, the potential realizable value shall increase as dividends are paid on stock subject to options. In no event may dividend equivalents exceed the grant price less the par value of the underlying stock.

** Granted February 22, 2000, for 1999 performance, the options vest one-third upon the first anniversary of grant, one-third on the second anniversary of grant, and the final third on the third anniversary of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

          (a)                      (b)                     (c)                     (d)                     (e)
------------------------------------------------------------------------------------------------------------------------
                                                                          Number of Securities
                                                                               Underlying         Value of Unexercised
                                                                               Unexercised            In-the-Money
                                                                              Options/SARs            Options/SARs
                                                                             at Year-End(#)          at Year-End($)
------------------------------------------------------------------------------------------------------------------------
                             Shares Acquired         Value Realized           Exercisable/            Exercisable/
          Name               on Exercise(#)               ($)*                Unexercisable          Unexercisable*
------------------------------------------------------------------------------------------------------------------------
  O. G. Richard III                -0-                     -0-               270,000/120,000       6,864,375/1,568,128
------------------------------------------------------------------------------------------------------------------------
  M. W. O'Donnell                 1,265                 $156,565              57,300/40,000         1,356,930/528,595
------------------------------------------------------------------------------------------------------------------------
  P. M. Schwolsky                  -0-                     -0-                52,500/40,000         1,192,406/528,595
------------------------------------------------------------------------------------------------------------------------
  C. G. Abbott                     -0-                     -0-                45,000/40,000          873,281/528,595
------------------------------------------------------------------------------------------------------------------------
  P. A. Hammick                    -0-                     -0-                3,500/19,000           43,677/251,230
------------------------------------------------------------------------------------------------------------------------

 * Market value of underlying securities at exercise or FY-end, minus the exercise or base price.

                             RETIREMENT INCOME PLAN

A non-contributory defined benefit plan is maintained for all eligible employees of the Corporation's participating subsidiaries. The Plan consists of two options: a final average pay option and (as of January 1, 2000) an account balance option. Eligible participants in the plan will be offered a one-time election to remain in the final average pay option or switch to the account balance option. Employees will make their election between March 15, 2000 and April 30, 2000. Eligible employees hired on or after January 1, 2000 will automatically be enrolled in the account balance option.

The annual benefit under the final average pay option is based upon final average annual compensation and years of credited service. Final average annual compensation is calculated using base compensation (shown in the "Summary Compensation Table" as "Salary") paid to the employee for the highest 36 months of the last 60 months prior to retirement.

Estimated annual benefits payable under the final average pay option upon retirement are as follows with respect to the specified remuneration and years of credited service.

   ESTIMATED ANNUAL BENEFITS AS OF JANUARY 1, 2000, FROM THE RETIREMENT PLAN*

                                                  Representative Years of Credited Service**
                           ---------------------------------------------------------------------------------------------
    Final Average
 Annual Compensation          15               20               25               30               35               40
----------------------------------------------------------------------------------------------------------------------------
          $                   $                $                $                $                $                $
----------------------------------------------------------------------------------------------------------------------------
       250,000              54,250           72,333           90,416          108,500          114,750          121,000
----------------------------------------------------------------------------------------------------------------------------
       300,000              65,500           87,333          109,166          131,000          138,500          146,000
----------------------------------------------------------------------------------------------------------------------------
       400,000              88,000          117,333          146,666          176,000          186,000          196,000
----------------------------------------------------------------------------------------------------------------------------
       500,000             110,500          147,333          184,166          221,000          233,500          246,000
----------------------------------------------------------------------------------------------------------------------------
       600,000             133,000          177,333          221,666          266,000          281,000          296,000
----------------------------------------------------------------------------------------------------------------------------
       800,000             178,000          237,333          296,666          356,000          376,000          396,000
----------------------------------------------------------------------------------------------------------------------------
      1,000,000            223,000          297,333          371,666          446,000          471,000          496,000
----------------------------------------------------------------------------------------------------------------------------
      1,200,000            268,000          357,333          446,666          536,000          566,000          596,000

 * Estimates are based upon a straight-life annuity and the assumptions that (a) the final average pay option of the Corporation's present retirement plan will be maintained and (b) retirement will not occur before age 65. These benefits are not subject to deduction for social security or other charges. Should an annual benefit exceed limitations imposed by federal law, the excess will be paid by the participating subsidiary as a supplemental pension under the Pension Restoration Plan. Such supplemental pensions are not available to these executives until retirement or termination of employment.

** As of January 1, 2000, the credited years of service for retirement benefits for the individuals named in the Summary Compensation Table were as follows:
   Mr. Richard, 8 years; Mr. O'Donnell, 29 years; Mr. Schwolsky, 8 years; Ms. Abbott, 4 years; and Ms. Hammick, 2 years.

                               PERFORMANCE GRAPH

The following graph demonstrates a five-year comparison of cumulative total returns for the Corporation, the S&P 500, and the S&P Natural Gas Utility Index. [FIVE-YEAR COMPARISON OF CUMULATIVE TOTAL RETURN*]
[LINE GRAPH]

                                                                                                         S&P NATURAL GAS UTILITY
                                                     COLUMBIA ENERGY              S&P 500 INDEX                   INDEX
                                                     ---------------              -------------          -----------------------
                                                           ($)                         ($)                         ($)
1994                                                     100.00                      100.00                      100.00
1995                                                     186.70                      137.58                      141.44
1996                                                     273.86                      169.17                      187.96
1997                                                     342.81                      225.60                      221.77
1998                                                     383.45                      290.08                      243.35
1999                                                     426.55                      351.12                      289.74

* Assumes $100 invested on December 31, 1994, and reinvestment of dividends.

           2. APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

At the Annual Meeting, approval of the selection of the independent public accountants to examine the financial statements of the Corporation and its subsidiaries, which will be included in the Annual Report to Stockholders for the year 2000, will also be voted upon. Arthur Andersen LLP has been recommended as such independent public accountants by the Board of Directors of the Corporation.

Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and be available to respond to appropriate questions by stockholders.

UNLESS THEY ARE DIRECTED OTHERWISE BY STOCKHOLDERS, THE PROXIES INTEND TO VOTE FOR PROPOSAL TWO.

                                3. OTHER MATTERS

The Board of Directors knows of no business constituting a proper subject for action by the stockholders that will be presented for consideration at the meeting other than that shown above. However, if any other business shall come before the meeting, the persons named in the enclosed form of proxy or their substitutes will have discretion to vote on those matters and will vote said proxy with respect to any such business in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS FOR THE 2001 ANNUAL MEETING

Proposals of stockholders of record who wish to have such proposals considered for inclusion in the Proxy Statement for the 2001 Annual Meeting of Stockholders must be received addressed to the Corporate Secretary at the Corporation's Virginia address, 13880 Dulles Corner Lane, Herndon, Virginia 20171-4600 on or before December 7, 2000.

Rule 14a-4 of the U.S. Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. The Corporation's bylaws do contain such an advance notice provision. Accordingly, for the Corporation's 2001 Annual Meeting of Stockholders, stockholders must submit such written notice to the Corporate Secretary no earlier than February 15, 2001 and no later than March 19, 2001.

                         /s/ Carolyn McKinney Afshar
                        ----------------------------
                            Carolyn McKinney Afshar

                            Secretary

                             COLUMBIA ENERGY GROUP LOGO

                      NAME CHANGE FOR ANNUAL MEETING SITE

Subsequent to printing of Columbia Energy Group's 1999 annual report and the proxy statement for the 2000 annual meeting of the shareholders, we have been notified that the name of the meeting site will be changed effective April 27, 2000. The hotel is presently called the Wyndham Garden Hotel.

After that date, we understand the hotel will be known as the Four Points by Sheraton. All other meeting information remains the same. The meeting will be held at 9 a.m. (Eastern time) on Wednesday, May 17. The hotel is located at 1938 Stanton Way, Lexington, KY 40511.

We regret any confusion resulting from this development.



                                             Carolyn McKinney Afshar
                                             Secretary
                                             Columbia Energy Group